Exhibit 4.4

EXECUTION COPY

$150,000,000

PLY GEM INDUSTRIES, INC.

6.50% Senior Notes due 2022

REGISTRATION RIGHTS JOINDER

October 3, 2014

Credit Suisse Securities (USA) LLC

      Eleven Madison Avenue

            New York, New York 10010-3629

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”) dated September 19, 2014, among Ply Gem Industries, Inc., a Delaware corporation (the “Company”), certain affiliates of the Company party thereto and Credit Suisse Securities (USA) LLC, as representative for the several initial purchasers named therein (in such capacity, the “Representative”), concerning certain registration rights provisions with respect to the $150,000,000 aggregate principal amount of 6.50% Senior Notes due 2022 issued by the Company. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement. This agreement (this “Registration Rights Joinder”) is the “Registration Rights Joinder” referred to in the Registration Rights Agreement.

Each of the Additional Subsidiary Guarantors, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees to join, and to become bound by the terms, conditions, covenants, agreements, indemnities and other provisions of, the Registration Rights Agreement as a “Guarantor”, in each case with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally a party thereto, and as if such party executed the Registration Rights Agreement on the date thereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Registration Rights Joinder by signing in the space provided below.

Very truly yours,

SIMONTON WINDOWS & DOORS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

SIMEX, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

SIMONTON BUILDING PRODUCTS LLC

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

SIMONTON INDUSTRIES, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

SIMONTON WINDOWS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President